415101.01-New York S7A
                                  AMENDMENT TO

                               UNILAB CORPORATION

                             STOCKHOLDERS AGREEMENT


      AMENDMENT dated as of June 30, 2000 (this "Amendment") to the Stockholders Agreement of Unilab Corporation (the "Corporation"), dated as of November 23, 1999 (the "Stockholders Agreement").


                                 R E C I T A L S

            WHEREAS, the Corporation wishes to amend the Stockholders Agreement for accounting purposes;

            WHEREAS, pursuant to Section 10.7 of the Stockholders Agreement, the written consent of the stockholders set forth on the signature pages hereto are the only consents required to adopt such Amendment;

            WHEREAS, pursuant to Section 10.7 of the Stockholders Agreement, the following sections of the Stockholders Agreement are to be amended as set forth herein;

            NOW, THEREFORE, it is agreed as follows:


Section 2.3(b) shall be amended and restated in its entirety to read as follows:

            (b) Any payments based on Fair Market Value required to be made by the Company under this Section 2.3 shall accrue interest at 6% simple interest per annum from the date of the exercise of the right to sell set forth in this Article II (or in the case of shares subject to employee stock options, which shares have been held for less than six months of the exercise of such options and are sold pursuant to clause (i), (iii) or
      (iv) of Section 2.1(a) (the "Delayed Sale Shares"), from the six-month anniversary of such exercise (such date, the "Delayed Sale Share Anniversary")) to the date the Company (or Kelso or its designee(s)) makes such payments.

                                        9
415101.01-New York S7A
Section 2.5 shall be amended and restated in its entirety to read as follows:

            2.5 Postponement, etc. The date of payment and closing of any purchase and sale under this Article II may be postponed to the extent necessary to permit such purchase and sale under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder (the "HSR Act"). No party shall be required to consummate any purchase and sale under this Article II until such time as such transaction would not violate applicable law, other than violations which would not have a direct or indirect material adverse effect on such party. Notwithstanding anything to the contrary in this Article II, in no event shall any sale of Delayed Sale Shares occur prior to the Delayed Sale Share Anniversary; provided, that in the event that Delayed Sale Shares are to be sold, then (x) the Company (or Kelso, as the case may be) will, at its option, either delay the purchase of all shares held by such Management Stockholder or delay only the purchase of the Delayed Sale Shares, until a date that shall not be earlier than the Delayed Sale Share Anniversary and (y) if pursuant to the foregoing clause (x) the purchase of all shares held by such Management Stockholder is delayed, then notwithstanding Section 2.3(b) above, no interest shall accrue prior to the Delayed Sale Share Anniversary with respect to any shares held by such Management Stockholder.


The introductory paragraph to section 3.1 shall be amended and restated in its entirety to read as follows:

            3.1 Right to Purchase Shares from Management Stockholders. Subject to all provisions of this Article III, the Company shall have the right to purchase (and, if the Company does not exercise such right by giving notice within the 45-day period referred to in Section 3.2, Kelso (or its designee(s)) shall have the right by giving notice not later than the end of the succeeding 10-day period to purchase) from a Management Stockholder, and such Management Stockholder shall have the obligation to sell to the Company (or Kelso or its designee(s) if such right is exercised by Kelso or its designee(s)), all, but not less than all, of such Management Stockholder's shares of Common Stock:

Section 3.3(b) shall be amended and restated in its entirety to read as follows:

            (b) Any payments based on Fair Market Value required to be made by the Company under this Section 3.3 shall accrue interest at 6% simple interest per annum on the amounts not paid from the date of the exercise of the right to purchase set forth in this Article III (or in the case of shares subject to employee stock options, which shares have been held for less than six months of the exercise of such options and are purchased pursuant to clause (i), (ii) or (iii) of Section 3.1(a) (the "Delayed Purchase Shares"), from the six-month anniversary of such exercise (such date, the "Delayed Purchase Share Anniversary")) to the date the Company (or Kelso or its designee(s)) makes such payments.


Section 3.4 shall be amended and restated in its entirety to read as follows:

            3.4 Postponement, etc. The date of payment and closing of any purchase and sale under this Article III may be postponed to the extent necessary to permit such purchase and sale under the HSR Act. No party shall be required to consummate any purchase and sale under this Article III until such time as such transaction would not violate applicable law, other than violations which would not have a direct or indirect material adverse effect on such party. Notwithstanding anything to the contrary in this Article III, in no event shall any purchase of Delayed Purchase Shares occur prior to the Delayed Purchase Share Anniversary; provided, that in the event that Delayed Purchase Shares are to be purchased, then
      (x) the Company (or Kelso, as the case may be) will, at its option, either delay the purchase of all shares held by such Management Stockholder or delay only the purchase of the Delayed Purchase Shares, until a date that shall not be earlier than the Delayed Purchase Share Anniversary and (y) if pursuant to the foregoing clause (x) the purchase of all shares held by such Management Stockholder is delayed, then notwithstanding Section 3.3(b) above, no interest shall accrue prior to the Delayed Purchase Share Anniversary with respect to any shares held by such Management Stockholder.

Section 4.1(b) shall be amended and restated in its entirety to read as follows:

                  (b) Fair Market Value. For the purposes of this Agreement, the
            "Fair Market Value" of any share of Common Stock being purchased by or sold to the Company, Kelso or their respective designees, pursuant to this Agreement shall be the fair market value of the entire Common Stock equity interest of the Company taken as a whole, divided by the number of outstanding shares of Common Stock, all calculated on a fully diluted basis, without additional premiums for control or discounts for minority interests or restrictions on transfer, and shall be determined by Appraisal as of the applicable date of termination of employment with the Company (or in the case of Delayed Sale Shares or Delayed Purchase Shares, on the last day of the month in which the Delayed Sale Share Anniversary or the Delayed Purchase Share Anniversary occurs) or the date of transfer to an Involuntary Transferee (as defined in Section 6.4) (each of such dates, a "Determination Date"), which Appraisal the Company shall have caused to have been undertaken, in accordance with
            Section 4.1(a), promptly but no later than 30 days following (i) the date of receipt by the Company of the notice described in Section
            2.2 (in the case of purchases  of Common  Stock  pursuant to Article
            II), (ii) the date on which the Company gives the notice described in Section 3.2 (in the case of purchases by the Company of Common Stock pursuant to Article III) or the date on which Kelso (or its designees) gives the notice described in Section 3.1 (in the case of purchases of Common Stock by Kelso (or its designees) pursuant to
            Section 3.2) and (iii) the date of receipt by the Company of the Notice described in Section 6.4 (in the case of purchases of Common Stock pursuant to Section 6.4) and notwithstanding the foregoing,
            (iv)(a) the Delayed Sale Share Anniversary, in the case of Delayed Sale Shares or (b) the Delayed Purchase Share Anniversary, in the case of Delayed Purchase Shares; provided, however, that the Fair Market Value will be determined as of the most recent existing Appraisal unless (i) such existing Appraisal is not as of a date within 6 months of the applicable Determination Date and the relevant repurchase involves more than one percent (1%) of the Common Stock outstanding, in which case the Company shall order an additional Appraisal under Section 4.1(a) or (ii) in the Company's judgment there has been a material change in the Company, its operations or its value since such existing Appraisal, in which case the Company may, in its sole discretion, order an additional Appraisal or (iii) a determination of Fair Market Value is being made with respect to (x) Delayed Sale Shares or Delayed Purchase Shares or (y) shares subject to employee stock options which shares have been held for at least six months from the exercise of such options and the most recent existing Appraisal occurred during the first six months that such shares were held, then the Company shall order an additional Appraisal under Section 4.1(a) for the purpose of determining the Fair Market Value of such shares.. Fair Market Value of an employee stock option issued prior to the Closing or issued in exchange for an option issued prior to the Closing ("Pre-existing Option") but which has not been exercised at the time of the relevant calculation is the Fair Market Value of the Common Stock underlying such Pre-existing Option minus the aggregate exercise price of such Pre-existing Option (the "Spread").


Section 4.2 shall be amended and restated in its entirety to read as follows:

            4.2 Carrying Value. For the purposes of this Agreement, "Carrying Value" of any share of Common Stock, other than shares issued upon the exercise of Pre-existing Options, being purchased by the Company shall be equal to the price paid by the selling Management Stockholder for any such share ("Cost"), less the amount of dividends paid to such Management Stockholder in respect of any such share. Notwithstanding anything to the contrary herein, (i) in the case of any share of Common Stock outstanding prior to, and which remains outstanding following, the Closing or that was issued in exchange for any share of Common Stock outstanding prior to the Closing, Cost shall be deemed to be $5.85, and the Carrying Value shall be calculated as set forth above commencing from the date of the Closing through the date of purchase by the Company pursuant to Article II or III,
      (ii) in the case of any Pre-existing Option which has not been exercised at the time of the calculation of the Cost thereof, Cost shall be deemed to be the product of (x) $5.85 minus the per share exercise price of such Pre-existing Option (the "Cost Spread") and (y) the number of shares of Common Stock subject thereto, and the Carrying Value shall be calculated as set forth above commencing from the date of the Closing through the date of purchase by the Company pursuant to Article II or III and (iii) in the case of any share of Common Stock that was issued upon the exercise of any Pre-Existing Option, Cost shall be deemed to be $5.85 and the Carrying Value shall be calculated as set forth above, except that interest shall accrue from the date of Closing through the date of exercise on the Cost Spread of such Pre-existing Option and shall accrue on $5.85 from the date of exercise through the date of purchase by the Company pursuant to
      Article II or III.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.



                                    UNILAB CORPORATION

                                    By:  /s/ Robert Whalen
                                            ------------------------


                                          Name:  Robert Whalen
                                          Title: Chairman of the Board,
                                                 President, Chief Executive
                                                 Officer and Director

                                    KELSO INVESTMENT
                                    ASSOCIATES VI, L.P.

                                    By:  Kelso GP VI, LLC, General Partner

                                    By:  /s/ George E. Matelich
                                         -----------------------------
                                               Managing Member


                                    KEP VI, LLC

                                    By: /s/ George E. Matelich
                                        ------------------------------
                                               Managing Member

                                          By:/s/ Brian D Urban
                                          ----------------------------
                                                Brian Urban



                                          By: /s/ Robert E Whalen
                                          ------------------------
                                               Robert Whalen